N-SAR EXHIBIT 77C

OPPENHEIMER SENIOR FLOATING RATE FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Senior Floating Rate Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement dated December 16, 2011 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                 403,548,410                                10,618,075
Edward L. Cameron                                    403,899,003                                10,267,481
Jon S. Fossel                                               404,077,852                                10,088,633
Sam Freedman                                             404,075,507                                10,090,977
Richard F. Grabish                                      404,270,804                                  9,895,681
Beverly L. Hamilton                                    404,295,632                                  9,870,853
Robert J. Malone                                         404,179,925                                  9,986,560
F. William Marshall, Jr.                               404,090,160                                10,076,325
Victoria J. Herget                                         404,258,689                                  9,907,796
Karen L. Stuckey                                         404,119,660                                10,046,824
James D. Vaughn                                         404,154,239                                10,012,246
William F. Glavin, Jr.                                   404,156,525                                10,009,960

On March 7, 2012, following adjournment from the February 29, 2012 meeting, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Proxy Statement.  The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
258,209,756                 9,324,065                                9,192,987                                87,405,667

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
258,926,806                8,704,247                                9,095,758                                87,405,667

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
258,251,353               9,263,444                                9,212,016                                87,405,667

2e-2:  Proposal to remove the additional fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
257,533,496                9,517,775                                9,675,533                                87,405,667

2f:  Proposal to remove the fundamental policy relating to margin and short sales
For                              Against                                Abstain                                Broker Non Vote
256,867,123              10,276,579                                9,583,101                                87,405,667

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
258,554,835               8,936,539                                9,235,431                                87,405,667

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                               Against                                Abstain                                Broker Non Vote
257,765,338                 9,380,203                                9,581,263                                87,405,667

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
258,499,762                8,875,316                                9,351,731                                87,405,667

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
258,257,147               8,962,470                                9,507,183                                87,405,667

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
261,532,071               6,383,899                                8,810,836                                87,405,667